Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:	Leigh E. Ginter Chief Financial Officer leigh.ginter@norcraftcompanies.com (651) 234-3315

NORCRAFT HOLDINGS, L.P. AND NORCRAFT COMPANIES, L.P.

REPORT SECOND QUARTER 2009 RESULTS

August 10, 2009 – Eagan, Minnesota — Norcraft Holdings, L.P. (Holdings) and Norcraft Companies, L.P. (Norcraft) today reported financial results for the second quarter ended June 30, 2009. The financial results for Holdings include the accounts of its wholly-owned subsidiary, Norcraft. Holdings reflects the obligations under its $118.0 million 9 3/4% senior discount notes and $0.5 million remaining of unsecured notes issued by Holdings in connection with its repurchase of certain equity interests from a former equity holder. On April 3, 2009, Norcraft distributed $10.0 million to Holdings to enable it to make future cash interest payments on these notes. Other than these debt obligations, cash, related deferred issuance costs, debt issuance amortization, and related interest expense, all other assets, liabilities, income, expenses, and cash flows presented for all periods represent those of Norcraft.

FINANCIAL RESULTS

Second Quarter of Fiscal 2009 Compared with Second Quarter of Fiscal 2008

Net sales decreased $32.3 million, or 34.7%, from $93.2 million for the second quarter of 2008 to $60.9 million for the same quarter of 2009. Income from operations decreased $6.5 million, or 56.7%, from $11.5 million for the second quarter of 2008 to $5.0 million for the same quarter of 2009. Net income (loss) for Holdings decreased $6.4 million, from net income of $4.8 million for the second quarter of 2008 to a net loss of $1.6 million in the same quarter of 2009. Net income for Norcraft decreased $6.4 million, from net income of $7.8 million for the second quarter of 2008 to $1.4 million for the same quarter of 2009.

EBITDA (which is a non-GAAP measure that is defined in the attached table) was $8.9 million for the second quarter of 2009 compared to $16.0 million for the same quarter of 2008.

“While we are starting to see signs the general economy and housing industry may be beginning to stabilize, conditions during the second quarter of 2009 continued to be difficult and hindered our sales and overall results. We continue to respond to these market conditions with on-going cost reduction initiatives, new product introductions and sales programs, as we expect these market conditions to persist in the near-term,” commented President and CEO, Mark Buller.

CONFERENCE CALL

Norcraft has scheduled a conference call on Wednesday, August 12, 2009 at 10:00 a.m. Eastern Time. To participate, dial 888-670-2248 and use the pass code 4426015. A telephonic replay will be available by calling 888-203-1112 and using pass code 4426015.

GENERAL

Norcraft Companies is a leader in manufacturing, assembling and finishing kitchen and bathroom cabinetry in the United States. We provide our customers with a single source for a broad range of high-quality cabinetry, including stock, semi-custom and custom cabinets. Our cabinets are manufactured in both framed and full access construction. We market our products through six brands: Mid Continent Cabinetry, Norcraft Cabinetry, UltraCraft, StarMark, Fieldstone and Brookwood.

-Selected Financial Data Tables Follow-

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	June 30, 2009	December 31, 2008	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$54,421	$59,406	$44,421	$59,406
Restricted cash	5,618	—	5,618	—
Trade accounts receivable, net	19,310	18,535	19,310	18,535
Inventories	20,154	20,599	20,154	20,599
Prepaid expenses	1,413	1,810	1,413	1,810

Total current assets	100,916	100,350	90,916	100,350

Property, plant and equipment, net	33,856	35,629	33,856	35,629

Other assets:
Goodwill	88,421	88,421	88,421	88,421
Customer relationships, net	41,565	43,798	41,565	43,798
Brand names	35,100	35,100	35,100	35,100
Deferred financing costs, net	3,112	4,584	1,587	2,820
Display cabinets, net	6,000	7,069	6,000	7,069
Other	74	62	74	62

Total other assets	174,272	179,034	172,747	177,270

Total assets	$309,044	$315,013	$297,519	$313,249

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$459	$459	$—	$—
Accounts payable	7,341	6,688	7,341	6,688
Accrued expenses	19,384	20,268	15,549	16,433

Total current liabilities	27,184	27,415	22,890	23,121

Long-term debt	266,000	266,000	148,000	148,000
Other liabilities	486	459	486	459

Commitments and contingencies	—	—	—	—

Members’ equity subject to put request	12,599	25,305	—	—

Members’ equity (deficit)	2,775	(4,166)	126,143	141,669

Total liabilities and members’ equity (deficit)	$309,044	$315,013	$297,519	$313,249

Consolidated Statements of Operations

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$60,909	$93,218	$122,205	$180,849
Cost of sales	43,445	64,863	88,768	127,848

Gross profit	17,464	28,355	33,437	53,001
Selling, general and administrative expenses	12,473	16,831	25,165	34,178

Income from operations	4,991	11,524	8,272	18,823
Other expense:
Interest expense, net	6,309	6,272	12,662	12,287
Amortization of deferred financing costs	290	382	1,472	762
Other, net	29	30	68	60

Total other expense	6,628	6,684	14,202	13,109

Net income (loss)	$(1,637)	$4,840	$(5,930)	$5,714

	Norcraft Companies, L.P.
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$60,909	$93,218	$122,205	$180,849
Cost of sales	43,445	64,863	88,768	127,848

Gross profit	17,464	28,355	33,437	53,001
Selling, general and administrative expenses	12,473	16,831	25,165	34,178

Income from operations	4,991	11,524	8,272	18,823
Other expense:
Interest expense, net	3,423	3,447	6,890	6,722
Amortization of deferred financing costs	171	265	1,233	531
Other, net	29	30	68	60

Total other expense	3,623	3,742	8,191	7,313

Net income	$1,368	$7,782	$81	$11,510

Consolidated Statements of Cash Flows

(dollar amounts in thousands)

(unaudited)

	Norcraft Holdings, L.P.		Norcraft Companies, L.P.
	Six Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Cash flows from operating activities:
Net income (loss)	$(5,930)	$5,714	$81	$11,510
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, plant and equipment	2,878	3,127	2,878	3,127
Amortization:
Customer relationships	2,233	2,234	2,233	2,234
Deferred financing costs	1,472	762	1,233	531
Display cabinets	2,820	3,491	2,820	3,491
Provision for uncollectible accounts receivable	520	1,911	520	1,911
Provision for obsolete and excess inventory	544	212	544	212
Provision for warranty claims	1,045	1,838	1,045	1,838
Accreted interest on senior notes	—	5,400	—	—
Stock compensation expense	78	596	78	596
Loss on disposal of assets	113	1	113	1
Change in operating assets and liabilities:
Trade accounts receivable	(1,170)	(6,248)	(1,170)	(6,248)
Inventories	(48)	(484)	(48)	(484)
Prepaid expenses	399	14	399	14
Other assets	(12)	150	(12)	150
Accounts payable and accrued expenses	(1,196)	(2,597)	(1,196)	(2,597)

Net cash provided by operating activities	3,746	16,121	9,518	16,286

Cash flows from investing activities:
Proceeds from sale of property and equipment	9	2	9	2
Purchase of property, plant and equipment	(1,362)	(1,785)	(1,362)	(1,785)
Additions to display cabinets	(1,751)	(2,605)	(1,751)	(2,605)

Net cash used in investing activities	(3,104)	(4,388)	(3,104)	(4,388)

Cash flows from financing activities:
Transfer to restricted cash	(5,618)	—	(5,618)	—
Repurchase of members’ interests	—	(68)	—	(68)
Contributions from (distributions to) members (1)	4	(2,230)	(15,768)	(2,395)

Net cash used in financing activities	(5,614)	(2,298)	(21,386)	(2,463)

Effect of exchange rates on cash	(13)	6	(13)	6

Net increase (decrease) in cash and cash equivalents	(4,985)	9,441	(14,985)	9,441

Cash and cash equivalents, beginning of the period	59,406	28,409	59,406	28,409

Cash and cash equivalents, end of period	$54,421	$37,850	$44,421	$37,850

(1)	Distributions to members for the six months ended June 30, 2009 include $10.0 million that Norcraft distributed to Holdings to enable it to make future cash interest payments on the Senior Discount Notes.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(dollar amounts in thousands)

EBITDA is net income (loss) before income tax expense, interest expense, depreciation and amortization. Adjusted EBITDA is EBITDA before the effect of the charge for impairment of goodwill and other intangible assets incurred in the fourth quarter of the fiscal year ended December 31, 2008 and more specifically described in our Annual Report on Form 10-K for that year. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance compared to that of other companies in our industry, as their calculation eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance. We also believe these financial metrics provide information relevant to investors regarding our ability to service and/or incur debt. Neither EBITDA nor Adjusted EBITDA is a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). Accordingly, when analyzing our operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation or as substitutes for net income (loss), cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP. Our calculations of EBITDA and Adjusted EBITDA are not necessarily comparable to those of other similarly titled measures reported by other companies. The calculations of EBITDA and Adjusted EBITDA are shown below:

	Norcraft Holdings, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008	2009
Net income (loss)	$(1,637)	$4,840	$(5,930)	$5,714	$(79,627)
Interest expense, net	6,309	6,272	12,662	12,287	25,069
Depreciation	1,446	1,576	2,878	3,127	6,042
Amortization of deferred financing costs	290	382	1,472	762	2,242
Amortization of customer relationships	1,116	1,117	2,233	2,234	4,466
Display cabinet amortization	1,395	1,774	2,820	3,491	6,425
State Taxes	30	30	70	60	159

Non-GAAP EBITDA	$8,949	$15,991	$16,205	$27,675	$(35,224)

Impairment of goodwill and other intangible assets	—	—	—	—	73,938 (1)

Non-GAAP Adjusted EBITDA	$8,949	$15,991	$16,205	$27,675	$38,714

	Norcraft Companies, L.P. (unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,		Twelve Months Ended June 30,
	2009	2008	2009	2008	2009
Net income (loss)	$1,368	$7,782	$81	$11,510	$(67,590)
Interest expense, net	3,423	3,447	6,890	6,722	13,509
Depreciation	1,446	1,576	2,878	3,127	6,042
Amortization of deferred financing costs	171	265	1,233	531	1,765
Amortization of customer relationships	1,116	1,117	2,233	2,234	4,466
Display cabinet amortization	1,395	1,774	2,820	3,491	6,425
State Taxes	30	30	70	60	159

Non-GAAP EBITDA	$8,949	$15,991	$16,205	$27,675	$(35,224)

Impairment of goodwill and other intangible assets	—	—	—	—	73,938 (1)

Non-GAAP Adjusted EBITDA	$8,949	$15,991	$16,205	$27,675	$38,714

(1)	During the fourth quarter of 2008, our actual earnings and expected future earnings decreased to a level that required us to perform additional analysis under SFAS 142 to test for impairment of goodwill and brand names. This analysis resulted in a total impairment charge of $73.9 million, of which, $60.0 million was attributable to goodwill and $13.9 million was attributable to brand names.